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                                                                   EXHIBIT 10.35


                                AMENDMENT NO. 1

     This Amendment No. 1 to that certain employment agreement dated as of December 31, 2000, by Domino's Pizza LLC, a Michigan limited liability corporation (the "Company") and Patrick Knotts (the "Executive") (the "Agreement") is dated as of August 1, 2001.

     WHEREAS, the parties wish to amend the Agreement as set forth herein;

     NOW THEREFORE, in consideration of the premises and mutual agreements set forth herein and in the Agreement, the parties here to agree as follows;

1. Section 4.2 (a) of the Agreement is hereby deleted in its entirety and shall be replaced with the following:

     "(a)  Formula Bonus.  Subject to Section 5 hereof, the Company shall pay
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     the Executive a bonus in each fiscal year that he is an employee (the
     "Bonus") within 75 days of the end of the fiscal year in which such Bonus is earned. The amount of the Bonus shall be determined by the Board based on the Company's achievement of pre-established annual targets (each annual target being referred to as "Target"), which shall be based upon the Company's EBITDA. The term "EBITDA" shall mean earnings before interest, taxes, depreciation, amortization, Leadership Team bonuses, and loss or gain on sale or disposal of assets outside of the ordinary course of business (including sales of stores), all as reflected on the Company's financial statements as regularly and consistently prepared. No Bonus shall be paid unless 90% of Target is exceeded in the applicable fiscal year. The Executive shall receive a bonus of one tenth of one percent (0.01%) of his Base Salary for every one-hundredth of one percent (0.01%) (rounded to the nearest hundredth) in excess of 90% of Target that is achieved in the applicable fiscal year. By way of example only, if 100% of Target is achieved, Executive would receive a Bonus under this Section 4.2(a) equal to 100% of Executive's Base Salary."

2. All capitalized terms used herein shall have the meaning ascribed to them in the Agreement.

3. Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed is Amendment as of the 1/st/ day of August 2001.

THE COMPANY:                                 DOMINO'S PIZZA LLC


                                             By: /s/ David A. Brandon
                                                 --------------------
                                             Name: David A. Brandon
                                             Title: Chairman


THE EXECUTIVE:                               /s/ Patrick Knotts
                                             ------------------
                                             Name: Patrick Knotts